UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Power Integrations, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

power integrations™

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Online

Go to **www.investorvote.com/POWI** or scan the QR code – login details are located in the shaded bar below.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on June 3, 2026

Under Securities and Exchange Commission Rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2025 Annual Report are available at:

www.investorvote.com/POWI

Easy Online Access – View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/POWI.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 22, 2026 to facilitate timely delivery.

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Annual Meeting of Stockholders Notice

Power Integrations' 2026 Annual Meeting of Stockholders will be held on June 3, 2026, virtually, at 8:00 A.M. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote "FOR" all nominees in Proposal 1, "FOR" Proposals 2, 3, and 4, and "AGAINST" Proposal 5.

1. To elect to the Board of Directors (the "Board") of Power Integrations the seven nominees named in the accompanying proxy statement as directors to serve until the 2027 annual meeting of stockholders and until their respective successors are elected. Wendy Arienzo, Anita Ganti, Nancy Gioia, Balakrishnan S. Iyer, Jennifer Lloyd, Gregg Lowe, and Ravi Vig.
2. To approve, on an advisory basis, the compensation of Power Integrations' named executive officers, as disclosed in the proxy statement.
3. To ratify the selection of Deloitte & Touche LLP by the Audit Committee of the Board as the independent registered public accounting firm of Power Integrations for the fiscal year ending December 31, 2026.
4. To approve the amendment and restatement of the Power Integrations, Inc. 2016 Incentive Award Plan to increase the number of shares reserved for issuance thereunder.
5. To consider, if properly presented at the Annual Meeting, a stockholder proposal related to the separation of the office of Chairman of the Board and the office of Chief Executive Officer.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.investorvote.com/POWI.**
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Power Integrations" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 22, 2026.